Exhibit 10.21

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of December 13, 2023, by and among (i) (a) Flybondi Limited, a private limited company incorporated under the laws of England and Wales (“Flybondi”) and (b) the funding party set forth on Schedule A hereto (the “Funding Party” and together with Flybondi sometimes referred to individually as a “FB Party” and collectively as the “FB Parties”), (ii) Integral Acquisition Corporation 1, a Delaware corporation (“Integral 1” and together with the FB Parties sometimes referred to individually as a “Party” and collectively as the “Parties”), and (iii) Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004 (the “Escrow Agent”).

RECITALS

WHEREAS, certain of the Parties have entered into that certain Business Combination Agreement dated as of October 19, 2023 (the “Business Combination Agreement”);

WHEREAS, in connection with Integral 1’s expected excise tax liability as of December 31, 2023 and pursuant to the Business Combination Agreement, the FB Parties are required to place or cause to be placed an amount equal to $900,000 (the “Escrow Funds”) into escrow on or before December 15, 2023;

WHEREAS, the Parties intend for the FB Parties to deposit the Escrow Funds into the Escrow Account with the Escrow Agent; and

WHEREAS, the Escrow Agent shall, subject to Section 3(a)(ii) and the other terms herein, release the Escrow Funds to Integral 1 on April 26, 2024 (the “Escrow Release Date”), solely for the purpose of Integral 1 paying its excise tax liability.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms and conditions set forth herein.

2. Escrow Funds.

(a) On or prior to December 15, 2023, an FB Party shall deposit with the Escrow Agent the Escrow Funds in immediately available funds.

(b) Unless otherwise instructed in writing by the Parties, the Escrow Agent shall hold the Escrow Funds in an “interest-bearing deposit account” insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits. While the funds are on deposit, the Escrow Agent may earn bank credits or other consideration. The Escrow Funds shall at all times remain available for distribution in accordance with Section 3 below.

(c) The Escrow Agent shall send an account statement to each of the Parties on a monthly basis reflecting activity in the Escrow Account for the preceding month.

3. Disposition and Termination of the Escrow Funds.

(a) Escrow Funds. The Parties shall act in accordance with, and the Escrow Agent shall hold and release the Escrow Funds as provided in, this Section 3(a) as follows:

(i) Subject to Section 3(a)(ii), on the Escrow Release Date, the Escrow Agent shall promptly disburse the Escrow Funds to Integral 1.

(ii) Pursuant to Section 11.12(b) of the Business Combination Agreement, after the Funding Party deposits the Escrow Funds with the Escrow Agent pursuant to Section 2(a) but before the Agreement End Date (as defined in the Business Combination Agreement), if prior to the disbursement of the Escrow Funds to Integral 1 pursuant to Section 3(a)(i), both (A)(x) Integral 1 provides a termination notice to Flybondi under the Business Combination Agreement other than with respect to a termination pursuant to Section 13.1(e) of the Business Combination Agreement, or (y) Integral 1 initiates its liquidation or publicly announces its intention to liquidate and (B) an FB Party provides written notice to the Escrow Agent and Integral 1 objecting to the disbursement of the Escrow Funds to Integral 1 on the Escrow Release Date pursuant to Section 3(a)(ii)(A) (the “Objection Notice”) by 11:59 p.m. New York City time on the Business Day prior to the Escrow Release Date, then upon receipt of the Objection Notice, the Escrow Agent shall promptly, but in any event within two (2) Business Days after receipt of such Objection Notice, disburse all of the Escrow Funds to the Funding Party in accordance with such Objection Notice and the instructions therein.

(iii) Pursuant to Section 11.12(b) of the Business Combination Agreement, after the Funding Party deposits the Escrow Funds with the Escrow Agent pursuant to Section 2(a) but before March 21, 2024, if both (A) Integral 1 ceases to undertake commercially reasonable efforts to reach the Closing (as defined in the Business Combination Agreement) in breach of the Business Combination Agreement, and (B) an FB Party provides written notice to Integral 1 setting forth in reasonable detail the reasons why it believes Integral 1’s efforts do not satisfy the requirement of undertaking commercially reasonable efforts to reach the Closing (“Efforts Notice”), then upon receipt of the Efforts Notice, Integral 1 shall, if it chooses, within three (3) Business Days after receipt of such Efforts Notice, send a notice of disagreement to the FB Parties and the Escrow Agent, which will include an affidavit setting forth in reasonable detail a description of the actions it has taken that support its conclusion that it has undertaken commercially reasonable efforts to reach the Closing (“Notice of Disagreement”). If a Notice of Disagreement is not received by the Escrow Agent within five (5) Business Days after the Escrow Agent’s receipt of an Efforts Notice, the Escrow Agent shall promptly, but in any event within two (2) Business Days thereafter, disburse all of the Escrow Funds to the Funding Party in accordance with such Efforts Notice and the instructions therein.

(iv) If a Notice of Disagreement is provided, Integral 1 and the FB Parties will have ten (10) Business Days to resolve the dispute, which will require at least two video conference calls between Enrique Klix and Peter Yu if either such individual requests such video conference calls. If such dispute is not resolved during such ten (10) Business Day period, then the dispute (a “Contested Claim”) will be submitted to a third-party arbitrator, as selected pursuant to Section 9, who will have ten (10) Business Days to render a Final Determination, which will be final and binding on the Parties. The third-party arbitrator will be directed as part of its instructions to include in its Final Determination directions of the arbitrator regarding each of: (A) the identity of the prevailing party; (B) the payee of the Escrow Funds; (C) the payor of the obligation to pay penalties and interest, if any, payable to the the Internal Revenue Service as a result of any unexcused late payment of the excise tax; (D) the allocation of the legal fees, costs and expenses incurred by the parties; and (E) any adjustment to such penalty or interest from failure to comply timely with the provisions of Section 9. Such Final Determination will be provided to the Escrow Agent for release of the Escrow Funds no later than April 26, 2024. In the event that on or prior to April 26, 2024, the Final Determination has not been rendered, then the Escrow Agent shall not release the Escrow Funds to either Party until either a Final Determination or a Closing Notice has been provided to the Escrow Agent. During such period after April 26, 2024, Integral 1 may, at its option, pay to the Internal Revenue Service any excise tax liability owed by it. If a Final Determination is thereafter delivered to the Escrow Agent and Integral 1 is the prevailing party, the Escrow Agent shall promptly, but in any event within two (2) Business Days thereafter, disburse all of the Escrow Funds to Integral 1 in accordance with such Final Determination and the instructions therein. If a Final Determination is thereafter delivered to the Escrow Agent and the FB Parties are the prevailing parties, the Escrow Agent shall promptly, but in any event within two (2) Business Days thereafter, disburse all of the Escrow Funds to the FB Parties in accordance with such Final Determination and the instructions therein. Notwithstanding the foregoing, if the closing of the transactions contemplated by the Business Combination Agreement has occurred after April 26, 2024, but prior to the release of the Escrow Funds, the FB Parties and Integral 1 (or Integral Sponsor LLC, a Delaware limited liability company (the “Sponsor”)) agree to deliver a Joint Release Instruction to release the Escrow Funds as directed by Flybondi, unless the excise tax liability of Integral 1 has been paid on behalf of Integral 1 by the Sponsor, in which case the FB Parties and Integral 1 (or the Sponsor) will deliver a Joint Release Instruction to the Escrow Agent instructing the release of the Escrow Funds to the Sponsor.

(v) Upon receipt of a Joint Release Instruction (as defined below) with respect to the Escrow Funds, the Escrow Agent shall promptly, but in any event within two (2) Business Days after receipt of such Joint Release Instruction, disburse all or part of the Escrow Funds in accordance with such Joint Release Instruction and the terms of this Section 3.

(vi) Upon receipt by the Escrow Agent of a copy of a Final Determination (as defined below) from any Party, the Escrow Agent shall promptly, but in any event within two (2) Business Days after receipt of such Final Determination, disburse as directed or pursuant to Section 3(a)(iv), as the case may be, part or all, as the case may be, of the Escrow Funds (but only to the extent funds are available in the Escrow Funds) in accordance with such Final Determination. The Escrow Agent will act on such Final Determination without further inquiry.

(vii) All payments of any part of the Escrow Funds shall be made by wire transfer of immediately available funds or check as set forth in the Joint Release Instruction, Final Determination, or Objection Notice, as applicable.

(viii) Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of any funds on deposit in any Escrow Account under the terms of this Agreement must be in writing, executed by the appropriate Party or Parties and delivered to the Escrow Agent attached to an e-mail received on a Business Day from an e-mail address set forth in Section 10 below. In the event a Joint Release Instruction, Final Determination, or Objection Notice is delivered to the Escrow Agent, whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call back to the person or persons designated by each of Integral 1, on the one hand, and the FB Parties, on the other hand (the “Call Back Authorized Individuals”), and the Escrow Agent may rely upon the confirmations of anyone purporting to be the Call Back Authorized Individuals. For the avoidance of doubt, the Escrow Agent shall use its commercially reasonable efforts to contact the Call Back Authorized Individuals from each of Integral 1 and the FB Parties and shall not take any action if it is only able to contact one of the Call Back Authorized Individuals. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all such issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing, executed by an authorized signer of applicable, actually received and acknowledged by the Escrow Agent.

(ix) Any interest earned on the Escrow Funds shall, after release of the Escrow Funds pursuant to this Section 3 and payment of fees and expenses of the Escrow Agent pursuant to Section 6, be paid to the FB Parties.

(b) Certain Definitions.

(i) “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are not required or authorized by law to be closed in New York, New York.

(ii) “Final Determination” means a final non-appealable order of any court of competent jurisdiction or arbitrator which may be issued, together with (A) a certificate of the prevailing Party to the effect that such order is final and non-appealable and from a court of competent jurisdiction or arbitrator having proper authority and (B) the written payment instructions of the prevailing Party to effectuate such order. In the case of a Final Determination of an arbitrator, the Final Determination will include the directions of the arbitrator regarding the payee of the Escrow Funds. The arbitrator’s conclusion set out in the Final Determination regarding whether the efforts of Integral 1 to reach Closing were commercially reasonable efforts shall be dispositive regarding the satisfaction of clause (A) of Section 3(a)(iii).

(iii) “Joint Release Instruction” means the joint written instruction executed by an authorized signer of each of Integral 1 and a Funding Party directing the Escrow Agent to disburse all or a portion of the Escrow Funds, as applicable.

(iv) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

4. Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, which shall be deemed purely ministerial in nature, and no duties, including but not limited to any fiduciary duty, shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Business Combination Agreement, nor shall the Escrow Agent be required to determine if any Person has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement will control the actions of the Escrow Agent. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any Joint Release Instruction, Final Determination, or Objection Notice furnished to it hereunder and reasonably believed by it to be genuine and to have been signed and presented by an authorized signer of the proper Party or Parties. Concurrent with the execution of this Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms as provided by the Escrow Agent. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Funds. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in a Joint Release Instruction, Final Determination, or Objection Notice. The Escrow Agent may interplead all the assets held hereunder into a court of competent jurisdiction or may seek a declaratory judgment with respect to certain circumstances, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or any action or nonaction based on such declaratory judgment. The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder. The Escrow Agent will not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that Escrow Agent’s fraud, gross negligence, or willful misconduct was the cause of any direct loss to either Party. To the extent practicable, the Parties agree to pursue any redress or recourse in connection with any dispute (other than with respect to a dispute involving the Escrow Agent) without making the Escrow Agent a party to the same. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable, for any special, indirect, punitive, incidental, or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such losses or damages and regardless of the form of action.

5. Resignation and Removal of Escrow Agent. The Escrow Agent (a) may resign and be discharged from its duties or obligations hereunder by giving thirty (30) calendar days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect or (b) may be removed, with or without cause, by the Parties acting jointly at any time by providing written notice to the Escrow Agent. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s line of business may be transferred, shall be the Escrow Agent under this Agreement without further act. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires or after receipt of written notice of removal shall be to hold and safeguard the Escrow Funds (without any obligation to reinvest the same) and to deliver the same (i) to a substitute or successor escrow agent pursuant to a joint written designation from the Parties, (ii) as set forth in a Joint Release Instruction or Objection Notice or (iii) in accordance with the directions of a Final Determination, and, at the time of such delivery, the Escrow Agent’s obligations hereunder shall cease and terminate. In the event the Escrow Agent resigns, if the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of such a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

6. Fees and Expenses. All fees and expenses of the Escrow Agent are described in Schedule 1 attached hereto and shall be paid by the FB Parties. The fees agreed upon for the services to be rendered hereunder are intended as full compensation for the Escrow Agent services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of the Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event.

7. Indemnity. Each of the Parties shall jointly and severally indemnify, defend, and hold harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses (including the reasonable fees and expenses of one outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Escrow Agent Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, in each case as in connection with this Agreement, except to the extent that such Escrow Agent Losses, as adjudicated by a court of competent jurisdiction, have been caused by the fraud, gross negligence, or willful misconduct of such Indemnitee, or (b) its following any instructions or other directions from the Parties in connection with this Agreement, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The Parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement. The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in, the Escrow Funds for the payment of any reasonable claim for indemnification, expenses and amounts due hereunder. In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, upon prior written notice to the Parties, to charge against and withdraw from the Escrow Funds for its own account or for the account of an indemnitee any amounts due to the Escrow Agent or to an indemnitee under this Section 7. Notwithstanding anything to the contrary herein, the Parties agree, solely as between themselves, that any obligation for indemnification under this Section 7 (or for reasonable fees and expenses of the Escrow Agent described in Section 6) shall be borne by the Party or Parties determined by a court of competent jurisdiction to be responsible for causing the loss, damage, liability, cost or expense against which the Escrow Agent is entitled to indemnification or, if no such determination is made, then one-half by the FB Parties and one-half by Integral 1. The provisions of this Section 7 shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

8. Covenant of Escrow Agent. The Escrow Agent hereby agrees and covenants with the Parties that it shall perform all of its obligations under this Agreement and shall not deliver custody or possession of any of the Escrow Funds to anyone except pursuant to the express terms of this Agreement or as otherwise required by law.

9. Arbitration between Integral 1 and the FB Parties.

(a) Any Notice of Disagreement will be settled by binding arbitration pursuant to this Section 9 unless otherwise agreed by Integral 1 and the FB Parties. The final decision of the arbitrator shall be furnished to the Escrow Agent, the FB Parties and Integral 1 in writing and will constitute a conclusive determination of the issue in question, binding upon the FB Parties and Integral 1 and shall not be contested or appealed by any of them and shall be deemed to be a Final Determination hereunder.

(b) Any Contested Claim shall be settled by arbitration in New York City, New York, before one arbitrator, which arbitrator shall be instructed to use his or her commercially reasonable efforts to resolve such Contested Claim and issue a Final Determination no later than April 25, 2024. The arbitration shall be administered by JAMS and, except as herein specifically stated, in accordance with the Streamlined Arbitration Rules and Procedures of JAMS (“JAMS Rules”) then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the JAMS Rules. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Contested Claim.

(c) The FB Parties, on the one hand, and Integral 1, on the other hand, shall bear the initial fees and expenses equally in procuring the arbitrator. Each party shall abide by the Final Determination of arbitrator, and shall make any payments required therefor within twenty (20) days following receipt of the Final Determination.

10. Notices. All notices, requests, demands and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) on the day of transmission if sent by electronic mail (“e-mail”) with a PDF attachment executed by an authorized signer of the Party/ Parties to the e-mail address given below (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five (5) Business Days after the date such notice is deposited with the United States Postal Service. If notice is given to a Party, it shall be given at the address for such Party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes.

if to the FB Parties, then to:

Flybondi Limited

1 Scott Place

2 Hardman Street

Manchester, United Kingdom, M3 3AA

Attention: Peter Yu

E-mail: peter.yu@cartesiangroup.com

and

Cartesian Capital Group, LLC

505 Fifth Avenue, 15th Floor

New York, NY 10017

Attention: Peter Yu

E-mail: peter.yu@cartesiangroup.com

and

Juan Ball

1425 Brickell Avenue, Apartment 61E

Miami, Florida 33131

E-mail: juanball76@gmail.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

One Vanderbilt Ave.

New York, NY 10017

Attention: Adam Namoury

Email: adam.namoury@gtlaw.com

or, if to Integral 1, then to:

Integral Acquisition Corporation 1

667 Madison Avenue

New York, New York 10065

United States of America

Attention: Enrique Klix

E-mail: enrique.klix@integralacquisition.com

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Fl.

New York, NY 10105

Attention: Barry I. Grossman, Esq.

Jonathan Deblinger, Esq.

Jonathan P. Cramer, Esq.

Email: bigrossman@egsllp.com

jdeblinger@egsllp.com

jcramer@egsllp.com

or, if to the Escrow Agent, then to:

Attn: Jaswinder Goraya/Matthew Velazquez

Telephone No.: (212) 845-5212 / (212) 845-3293

E-mail: jgoraya@continentalstock.com /

mvelazquez@continentalstock.com

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to the foregoing clauses (i) through (iv) of this Section 10, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.

11. Termination. This Agreement shall terminate on the first to occur of (a) the distribution of all of the amounts in the Escrow Funds in accordance with this Agreement or (b) delivery to the Escrow Agent of a written notice of termination executed jointly by the Parties after which this Agreement shall be of no further force and effect except that the provisions of Section 7 hereof shall survive termination.

12. Miscellaneous. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Sections 5 and 15, without the prior consent of the other parties. This Agreement shall be governed by and construed under the laws of the State of New York. Each party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The parties hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or electronic transmission in portable document format (“.pdf”), and such facsimile or .pdf will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. The Parties represent, warrant and covenant that each document, notice, instruction, or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Sections 6 and 7, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder.

13. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties hereto or to any other Person, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

14. Further Assurances. Following the date hereof, each party shall deliver to the other parties such further information and documents and shall execute and deliver to the other parties such further instruments and agreements as any other party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to any other party the benefits hereof.

15. Assignment. No assignment of the interest of any of the Parties hereto shall be binding upon the Escrow Agent unless and until written notice of such assignment shall be filed with and consented to by the Escrow Agent (such consent not to be unreasonably withheld). Any transfer or assignment of the rights, interests, or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

16. Force Majeure. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility), it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

17. Compliance with Federal Law. To help the U.S. Government fight the funding of terrorism and money laundering activities and to comply with Federal law requiring financial institutions to obtain, verify and record information on the source of funds deposited to an account, the Parties agree to provide the Escrow Agent with the name, address, taxpayer identification number, and remitting bank for all Parties depositing funds pursuant to the terms and conditions of this Agreement. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, an identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

18. Trust Account Waiver. The Escrow Agent and each of the FB Parties acknowledges and understands that Integral 1 has established a Trust Account (as defined in the Business Combination Agreement) for the benefit of Integral 1’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement (as defined in the Business Combination Agreement). The Escrow Agent and each of the FB Parties further acknowledges that, if the Transactions (as defined in the Business Combination Agreement), or, in the event of a termination of the Business Combination Agreement, another Business Combination (as defined in the Business Combination Agreement), are not consummated on or before June 13, 2024 (subject to extensions as approved by Integral 1’s stockholders), Integral 1 will be obligated to return to its public stockholders the amounts being held in the Trust Account. Accordingly, the Escrow Agent and each of the FB Parties, on behalf of itself and its affiliates, hereby irrevocably waives any claims (whether based on contract, tort, equity or any other theory of legal liability) of any kind in or to any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement; provided that (a) nothing herein shall serve to limit or prohibit the Escrow Agent’s and each of the FB Parties’ right to pursue a claim against Integral 1 for legal relief against monies or other assets held outside the Trust

Account, for specific performance or other equitable relief in connection with this Agreement (including a claim for Integral 1 to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the SPAC Share Redemptions (as defined in the Business Combination Agreement)) to the Escrow Agent and each of the FB Parties in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect Integral 1’s ability to fulfill its obligation to effectuate the SPAC Share Redemptions, or for fraud, and (b) nothing herein shall serve to limit or prohibit any claims that the Escrow Agent and each of the FB Parties may have in the future against Integral 1’s assets or funds that are not held in the Trust Account. The Escrow Agent and each of the FB Parties agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Integral 1 and its affiliates to induce Integral 1 to enter in this Agreement, and the Escrow Agent and each of the FB Parties further intends and understands such waiver to be valid, binding and enforceable against such party and each of its affiliates under applicable law. This Section 18 shall survive the termination of this Agreement for any reason.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

INTEGRAL 1:

INTEGRAL ACQUISITION CORPORATION 1

By:	/s/ Enrique Klix
Name:	Enrique Klix
Title:	Chief Executive Officer

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Francis Wolf
Name:	Francis Wolf
Its:	Vice President

[Signature Page – Escrow Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

FB PARTIES:

FLYBONDI LIMITED

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	Director

CARTESIAN CAPITAL GROUP, LLC

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	Managing Partner

[Signature Page – Escrow Agreement]

Escrow Agent Fees

Exhibit A

Escrow Administration Fee for Interest Bearing Account $7,500.00.

This Escrow fee covers all account set-up services (online “view only” access to the bank account is included), the review, negotiation of the agreement, KYC, OFAC, and USA Patriot Act due diligence.

Funding Party

Schedule A

Cartesian Capital Group, LLC or an affiliate thereof